E-1


                      EXHIBIT (22) SUBSIDIARIES OF THE REGISTRANT

    The voting stock of the following subsidiaries is 100% owned by the
    Registrant:

                                                       State or Sovereign
     Name of Subsidiary                                of Incorporation


          Energy West Resources, Inc. (formerly Vesta, Inc.)     Montana
          Montana Sun, Inc.                                      Montana
          Rocky Mountain Fuels, Inc.                             Montana